Exhibit (c)(3)

Project Cure D I S C U S S I O N M AT E R I A L S F O R T H E S P E C I A L C O M M I T T E E D E C E M B E R 1 5 , 2 0 1 7 | C O N F I D E N T I A L | P R E L I M I N A R Y | S U B J E C T T O F U R T H E R R E V I E W

Table of Contents Page 1. Overview 3 2. Preliminary Financial Analyses 8 3. Appendices (Informational) 18 Weighted Average Cost of Capital 19 Illustrative Selected Transactions 23 Certain Observations 25 4. Disclaimer 33

Page 1. Overview 3 2. Preliminary Financial Analyses 8 3. Appendices (Informational) 18 4. Disclaimer 33

Discussion Topics    Projected liquidity constraints and financial covenant breach    Likelihood of bankruptcy absent capital raise or change in control transaction    Company management long-term going concern financial projections and bankruptcy sensitivities    Preliminary financial analyses    Review of Company management near-term cash flow forecasts and bankruptcy sensitivities Preliminary illustrative “going concern” analyses    Selected items subject to further review    Near-term cash flow forecast and bankruptcy sensitivities prepared by Company management Limitations on use of NOLs    Stock-based compensation

Near-Term Liquidity Constraints and Financial Covenant Breach    Management currently projects that the Company likely will not have sufficient available cash to fund operations beyond March 2018, even assuming an expected 1Q 2018 cash payment of $4.1 million related to the Polaris project (Statement of Work has been signed) While the Company may be able to obtain additional short-term funding of ~$1.5 million, including through potential 4Q 2017 and 1Q 2018 pipeline billings, management projects that, absent a substantial capital infusion, the Company will be in breach of the minimum liquidity covenant under its existing senior credit facility with Wells Fargo Under its existing senior credit facility, the Company is subject to a minimum liquidity covenant of $1.5 million through March 31, 2018 and $15 million starting April 1, 20181 Management is uncertain as to Wells Fargo’s willingness to amend the existing senior credit facility absent a substantial equity capital infusion Francisco Partners (“FP”) has declined a request to submit a financing proposal in addition to its November 13, 2017 proposal to acquire the shares of Company common stock not owned by FP Company Management Near-Term Weekly Cash Flow Projections2 (dollars in thousands) 12/8 12/15 12/22 12/29 1/5 1/12 1/19 1/26 2/2 2/9 2/16 2/23 3/2 3/9 3/16 3/23 3/30 Begin Cash $10,642 $10,348 $    8,989 $    9,197 $    7,313 $    6,249 $    4,350 $    4,754 $    4,715 $    2,046 $    4,376 $    3,283 $    2,813 $     866 $     420 $    (316) $    (371) AR Collection     727     759    1,128     861     985     279    1,414     243     431    2,815    1,695     40     313     40    1,826     455     55 AP Payment     (735)     (270)     (735)     (126)    (1,706)     (390)     (735)     (248)     (990)     (300)     (815)     (290)     (240)     (300)     (815)     (290)     (240) Payroll/Benefits     (170)    (1,686)     (185)    (1,809)     (170)    (1,772)     (275)     (35)    (1,937)     (170)    (1,972)     (220)    (1,847)     (170)    (1,747)     (220)    (1,847) Rent     (16)     —     —     —     (173)     (16)     —     —     (173)     (16)     —     —     (173)     (16)     —     —     (173) Debt Service—Principal     —     —     —     —     —     —     —     —     —     —     —     —     —     —     —     —    (1,300) Debt Service—Interest     —     —     —     (660)     —     —     —     —     —     —     —     —     —     —     —     —     (660) Other     —     (125)     —     (149)     —     —     —     —     —     —     —     —     —     —     —     —      -Net Operating Change     (194)    (1,322)     208    (1,883)    (1,064)    (1,899)     404     (40)    (2,668)    2,329    (1,092)     (470)    (1,947)     (446)     (736)     (55)    (4,165) Total Transaction Costs     (100)     (38) Ending Cash $ 10,348 $    8,989 $    9,197 $ 7,313 $ 6,249 $ 4,350 $ 4,754 $ 4,715 $ 2,046 $    4,376 $ 3,283 $ 2,813 $    866 $    420 $    (316) $    (371) $ (4,536) Additional Collections from Polaris Project    4,100 Minimum liquidity $    (436) covenant of $15 million starting on 4/1/18 1. Liquidity is defined as the sum of Availability and Qualified Cash (Availability refers to amount available under revolving loans; Qualified Cash refers to amount of unrestricted cash and cash equivalents). 2. Excludes transaction costs that have not yet been incurred, as well as ~$1.5 million of cash flows related to potential pipeline billings in 4Q 2017 and 1Q 2018 and other adjustments. Source: Company management.

Company Management Projections Bankruptcy Sensitivities    Company management believes that the most likely scenario for the Company absent a substantial capital raise or change in control transaction involves a bankruptcy process    Company management is in the process of developing sensitivities (the “Bankruptcy Sensitivities”) to management’s long-term going concern financial projections (described below) that would account for the following projected dynamics in a bankruptcy process: Limited to no acquisition of new customers    Limited retention of existing customers (~10% to 50% attrition rate range)    Some ability to manage costs to offset top-line declines (~45% variable costs with some ability to right-size fixed costs)    Potential for eventual resumption of top-line growth in event of emergence    The Bankruptcy Sensitivities are expected to indicate substantially less favorable financial results than the long-term going concern financial projections across all scenarios Long-Term Going Concern Financial Projections    Management’s long-term going concern financial projections assume the Company is able to raise sufficient external financing (amount to be determined) required to continue to operate as a going concern Absent sufficient financing, Company management believes that the Company faces significant operating challenges that are not reflected in management’s preliminary long-term going concern financial projections, including that (i) acquisition of new customers will be unlikely and (ii) retention of existing customers will be more difficult Financial projections methodology:    Detailed 2018 budget – “bottoms up” top-line build, detailed expense build High-level estimates for 2019 – 2023 based on mid- to high-teen growth rates for the Medicare business (over 65 segment) and, after an initial decline in the other business segment (under 65 segment), mid-single digit to low-teen growth rates for the rest of the business Source: Company management.

Certain Business and Financial Matters Support for Financial Analyses    Review of near-term cash flow forecast and Bankruptcy Sensitivities    Given uncertainty regarding the particulars of a bankruptcy process and associated operating challenges, we also have reflected an illustrative going concern scenario using the long-term going concern financial projections (shown on the following pages) Certain Business Considerations    Revenue contributions of “Over 65” and “Under 65” platforms    Macro factors driving growth in Medicare platform (i.e., demographics, demand for drug comparison tool)    Macro dynamics driving softer demand and increased churn in Under 65 market (i.e., health plan carriers withdrawing from the Individual and Family Plans (“IFPs”) market) Weaker / slower than expected adoption to date of customer-centric decision-making model    Changes to go-to-market strategy Benefits of scale in large payor marketplace Certain Items Subject to Further Review     Near-term cash flow forecast and Bankruptcy Sensitivities Utilization of NOLs    The Company had approximately $121 million of federal NOLs and $78 million of state NOLs as of 12/31/2016 and is projected to generate additional losses in 2017 Given a number of recent stock issuances (including the issuances of convertible preferred stock in 2016 and 2017), Section 382 limitations may constrain utilization of NOLs Management and the Company’s tax advisors are continuing to review and quantify potential Section 382 limitations Preliminary discounted cash flow analysis based on 0% tax rate for conservatism as Company management has indicated that the Company is projected to be a taxpayer (but will be able to utilize a portion of its NOLs to offset taxable income) Stock-based compensation (or equivalents) Source: Company management.

Page 1. Overview 3 2. Preliminary Financial Analyses 8 3. Appendices (Informational) 18 4. Disclaimer 33

Preliminary Financial Analyses Summary – Illustrative Going Concern Scenario    Implied Per Share Reference Range $1.00 $0.51 $0.42 $0.44 $0.50 $0.39 Cure Closing Stock Price: $0.13 [1] $0.00 ($0.50) ($1.00) ($1.02) ($1.04) ($1.10) ($1.12) ($1.50) Preliminary Preliminary Preliminary Preliminary Selected Companies Analysis Selected Companies Analysis Selected Companies Analysis Discounted Cash Flow Analysis LTM Ended 9/30/17 GAAP Revenue FY 2017E GAAP Revenue FY 2018E GAAP Revenue Discount Rate: 1.00x—1.50x 1.00x—1.50x 1.00x—1.50x 18.0%—22.0% Terminal Multiple: 1.25x—1.75x    Notes: Based on 23.0 million outstanding shares and 2.1 million outstanding restricted stock units projected as of December 31, 2017, per Company management. Assumes projected Total Debt of $32.6 million as of 12/31/2017, liquidation preference of Series A Preferred Stock of $52.0 million and projected accrued dividends as of 12/31/17 of $6.9 million, and liquidation preference of Series B Preferred Stock of $17.5 million and projected accrued dividends as of 12/31/17 of $2.2 million. Negative equity numbers shown to reflect magnitude of “out-of-the-money” equity; however, equity cannot be below $0.00 (absent outside instruments, such as guarantees of debt). 1. Based on Cure’s closing stock price on December 13, 2017. E refers to Estimated. FY refers to Fiscal Year. LTM refers to Latest 12 Months.

Preliminary Financial Analyses Summary – Illustrative Going Concern Scenario (cont.)    (shares outstanding and dollars in millions, except per share values) Preliminary Preliminary Preliminary Preliminary Selected Companies Selected Companies Selected Companies Discounted Cash Flow Analysis Analysis Analysis Analysis LTM Ended 9/30/17 FY 2017E FY 2018E Terminal Multiple GAAP Revenue GAAP Revenue GAAP Revenue Discount Rate Range: 18.0% — 22.0% Corresponding Base Amount [1] $78.0 $76.5 $75.9 Terminal Multiple Range: Selected Multiples Range 1.00x — 1.50x 1.00x — 1.50x 1.00x — 1.50x 1.25x — 1.75x Implied Enterprise Value Reference Range $78.0 — $117.0 $76.5 — $114.7 $75.9 — $113.9 $78.5 — $115.3 Projected Cash and Cash Equivalents as of 12/31/17 [2] $7.3 — $7.3 $7.3 — $7.3 $7.3 — $7.3 $7.3 — $7.3 Implied Total Enterprise Value Reference Range $85.3 — $124.3 $83.7 — $122.0 $83.2 — $121.2 $85.8 — $122.6 Severance Run-Off Payment [3] ($0.3) — ($0.3) ($0.3) — ($0.3) ($0.3) — ($0.3) ($0.3) — ($0.3) Projected Total Debt as of 12/31/17 [4] ($32.6) — ($32.6) ($32.6) — ($32.6) ($32.6) — ($32.6) ($32.6) — ($32.6) Projected Preferred Stock as of 12/31/17 [5] ($78.6) — ($78.6) ($78.6) — ($78.6) ($78.6) — ($78.6) ($78.6) — ($78.6) Implied Total Equity Value Reference Range [6] ($26.2) — $12.8 ($27.7) — $10.5 ($28.2) — $9.7 ($25.7) — $11.1 Projected Shares Outstanding as of 12/31/17 [7] 25.2 — 25.2 25.2 — 25.2 25.2 — 25.2 25.2 — 25.2 Implied Per Share Reference Range [6] ($1.04) — $0.51 ($1.10) — $0.42 ($1.12) — $0.39 ($1.02) — $0.44    Note: The Company’s NOLs have been taken into account in the preliminary discounted cash flow analysis under assumption that no taxes are paid throughout the projection period. 1. 2017 base amount includes $1.0 million of non-recurring revenue related to the Polaris project, and 2018 base amount includes $10.0 million of non-recurring revenue related to the Polaris project, per Company management. 2. Per Company management. 3. Represents projected severance run-off payments in FY2018 in connection with recently implemented cost reduction initiatives, per Company management. 4. Projected Total Debt has been accrued at a 2.5% PIK rate from the 9/30/17 debt balance, per Company management. 5. Represents liquidation preference of Series A Preferred Stock of $52.0 million and projected accrued dividends as of 12/31/17 of $6.9 million, as well as liquidation preference of Series B Preferred Stock of $17.5 million and    projected accrued dividends as of 12/31/17 of $2.2 million, per Company management. 6. Negative equity numbers shown to reflect magnitude of “out-of-the-money” equity; however, equity cannot be below $0.0 (absent outside instruments, such as guarantees of debt). 7. Based on 23.0 million outstanding shares and 2.1 million outstanding restricted stock units (“RSUs”) projected as of December 31, 2017, per Company management. Does not include performance-based RSUs or out-of-the-money options. E refers to Estimated. FY refers to Fiscal Year. LTM refers to Latest 12 Months. Source: Cure public filings, Company management.

Representative Levels (GAAP Basis)    (dollars in millions) Projected Fiscal Year Ending Fiscal Year Ended December 31, LTM Ended December 31, CAGR 2012 2013 2014 2015 2016 9/30/17 2017E 2018E 2016 to 2018E Revenue [1] $29.6 $58.3 $84.6 $95.8 $81.9 $78.0 $76.5 $75.9 (3.7%) Growth % — 96.9% 45.0% 13.3% (14.6%) — (6.6%) (0.7%) Less: Cost of Revenue 22.9 50.2 52.4 50.7 56.9 49.8 46.5 43.6 Gross Profit $6.7 $8.2 $32.1 $45.2 $25.0 $28.2 $30.0 $32.3 Margin % 22.8% 14.0% 38.0% 47.1% 30.5% 36.2% 39.2% 42.6% Less: Research & Development 7.4 11.8 18.1 22.7 22.3 17.7 17.1 14.8 Less: Sales & Marketing 6.6 6.8 7.7 9.5 10.4 9.2 8.9 9.3 Less: General & Administrative 7.5 12.2 10.6 14.4 13.2 12.6 12.1 10.3 Add: Depreciation & Amortization 1.0 4.7 5.1 5.0 4.6 4.5 4.4 4.0 Add: Total Adjustments [2] 0.7 1.2 0.1 4.7 4.5 3.8 2.3 0.0 Adjusted EBITDA ($13.1) ($16.7) $0.9 $8.3 ($11.8) ($3.0) ($1.4) $1.9 NMF Margin % (44.1%) (28.6%) 1.1% 8.6% (14.4%) (3.8%) (1.8%) 2.6% Note: GAAP projections only prepared for 2018. Note: Historical financials shown above are not pro forma for DRX and ConnectedHealth acquisitions. 1. 2017 base amount includes $1.0 million of non-recurring revenue related to the Polaris project, and 2018 base amount includes $10.0 million of non-recurring revenue related to the    Polaris project, per Company management. 2. Total Adjustments: Stock-Based Compensation [3] $0.7 $0.6 $1.4 $4.7 $2.7 $2.2 $2.3 $0.0 Change in Fair Value of Contingent Consideration 0.0 0.0 (1.0) 0.0 0.0 0.0 0.0 0.0 DRX Acquisition Fees 0.0 0.6 0.0 0.0 0.0 0.0 0.0 0.0 Severance Costs 0.0 0.0 0.0 0.0 1.6 1.6 0.0 0.0 ConnectedHealth Acquisition Fees 0.0 0.0 0.0 0.0 0.2 0.0 0.0 0.0 Other 0.0 0.0 (0.4) 0.0 0.0 0.0 0.0 0.0 Total Adjustments $0.7 $1.2 $0.1 $4.7 $4.5 $3.8 $2.3 $0.0 3. Expenses in 2018 exclude stock-based compensation, so no further adjustment is necessary. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization and Stock-Based Compensation, adjusted for certain non-recurring items. CAGR refers to Compound Annual Growth Rate. E refers to Estimated. LTM refers to Latest 12 Months. Source: Cure public filings, Company management.

Representative Levels (Cash Basis)    (dollars in millions) Fiscal Year Ended December 31, Projected Fiscal Year Ending December 31, CAGR 2014 2015 2016 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2016 to 2023E Core Billings $70.5 $74.7 $69.7 $70.0 $71.3 $76.3 $83.9 $94.4 $106.2 $122.1 8.3% Core Billings Growth % — 5.9% (6.7%) 0.5% 1.9% 7.0% 10.0% 12.5% 12.5% 15.0% Add: Polaris Project [1] — — — 1.0 10.0 2.0 — — — —    Total Billings $70.5 $74.7 $69.7 $71.0 $81.3 $78.3 $83.9 $94.4 $106.2 $122.1 8.3% Growth % (29.7%) 5.9% (6.7%) 1.9% 14.5% (3.7%) 7.2% 12.5% 12.5% 15.0% Less: Cash Expenses $87.0 $87.5 $94.1 $78.5 $74.3 $70.5 $73.3 $78.8 $85.1 $93.6 Cash EBITDA [2] ($16.5) ($12.9) ($24.5) ($7.5) $7.0 $7.8 $10.6 $15.6 $21.1 $28.5 NMF Margin % (23.4%) (17.2%) (35.1%) (10.6%) 8.6% 10.0% 12.6% 16.5% 19.9% 23.3% Growth % — NMF NMF NMF NMF 11.3% 36.1% 47.1% 35.2% 35.2% Note: Historical financials shown above are not pro forma for DRX and ConnectedHealth acquisitions. 1. Represents special one-time project with UnitedHealth. 2. Does not reflect adjustments for non-recurring items. CAGR refers to Compound Annual Growth Rate. E refers to Estimated. EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, and is shown above on a “cash only” basis (does not reflect deferred revenue or deferred costs). NMF refers to not meaningful figure. Source: Cure public filings, Company management.

Segment Details (GAAP Basis)    Company management has indicated that the Enterprise / State segment is in the process of winding down and, as such, revenue and gross profit contributions from that segment after 2017 are expected to be near zero.    Company management has indicated that the Private Exchange segment includes sales related to the Company’s Under 65 platform (i.e., small group and IFPs), as well as sales related to its Over 65 and DrugCompare platforms (i.e., Medicare). (dollars in millions) Revenue by Segment ($) 2012 2013 2014 2015 2016 LTM 9/30/2017 Enterprise / Commercial $28.3 $33.0 $40.4 $55.5 $49.1 $41.0 Enterprise / State 0.1 3.2 21.6 13.4 3.5 2.9 Medicare 0.0 15.9 16.2 18.0 18.6 21.7 Private Exchange 1.2 6.2 6.4 9.0 10.8 12.4 Total $29.6 $58.3 $84.6 $95.8 $81.9 $78.0 Revenue by Segment (%) 2012 2013 2014 2015 2016 LTM 9/30/2017 Enterprise / Commercial 95.7% 56.6% 47.7% 57.9% 59.9% 52.5% Enterprise / State 0.2% 5.4% 25.6% 14.0% 4.2% 3.7% Medicare 0.0% 27.3% 19.1% 18.8% 22.7% 27.8% Private Exchange 4.1% 10.6% 7.6% 9.4% 13.2% 15.9% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Gross Profit by Segment ($) 2012 2013 2014 2015 2016 LTM 9/30/2017 Enterprise / Commercial $7.2 ($0.7) $10.3 $23.7 $11.9 $12.5 Enterprise / State (0.8) (1.1) 11.0 6.3 1.3 1.9 Medicare 0.0 7.8 9.5 10.7 11.5 14.3 Private Exchange 0.3 2.2 1.3 4.5 0.3 (0.5) Total $6.7 $8.2 $32.1 $45.2 $25.0 $28.2 Gross Margin by Segment (%) 2012 2013 2014 2015 2016 LTM 9/30/2017 Enterprise / Commercial 25.5% (2.3%) 25.6% 42.7% 24.3% 30.6% Enterprise / State NMF (35.3%) 51.0% 47.1% 38.4% 64.7% Medicare NA 49.2% 58.4% 59.3% 61.7% 65.8% Private Exchange 23.2% 35.3% 20.9% 50.0% 2.9% (3.8%) Total 22.8% 14.0% 38.0% 47.1% 30.5% 36.2% Gross Profit Contribution (%) 2012 2013 2014 2015 2016 LTM 9/30/2017 Enterprise / Commercial 107.4% (9.2%) 32.1% 52.5% 47.6% 44.4% Enterprise / State (11.6%) (13.7%) 34.3% 13.9% 5.3% 6.7% Medicare 0.0% 96.1% 29.4% 23.6% 45.8% 50.6% Private Exchange 4.2% 26.8% 4.2% 10.0% 1.2% (1.7%) Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Note: Segment financials shown above are based on the Company’s reportable segments in SEC filings. LTM refers to Latest 12 Months. NA refers to not available. NMF refers to not meaningful figure. Source: Cure public filings, Company management.

Preliminary Selected Companies Analysis    Size and scale, among other considerations, are factors contributing to observed multiples for the selected companies. As such, the selected companies below with enterprise values above $500 million are shown for informational purposes only. (dollars in millions, except per share values) Share % of Equity Market Enterprise Enterprise Value [1] to Revenue . Selected Company Price [2] 52-Week High Value [2][3] Value [1][2][3] LTM FY 2017E [4] FY 2018E [5] <$500m EV Castlight Health, Inc. $3.80 69.1% ### $519.2 $437.5 3.52x ## 3.34x ## 2.66x eHealth, Inc. 17.83 62.4% ### 332.6 281.2 1.59x ## 1.65x ## 1.48x Health Insurance Innovations, Inc. 25.05 67.0% ### 344.3 323.6 1.39x ## 1.34x ## 1.18x Hooper Holmes, Inc. 0.74 67.3% ### 19.8 38.0 0.95x ## NA A NA NantHealth, Inc. 3.05 25.5% ### 330.4 451.2 4.41x ## 4.77x ## 3.37x Orion Health Group Limited 0.62 28.9% ### 121.6 115.7 0.94x ## 0.92x ## 0.82x Streamline Health Solutions, Inc. 1.67 59.2% ### 33.4 45.0 1.83x ## 1.77x ## 1.64x Low 0.94x 0.92x 0.82x High 4.41x 4.77x 3.37x Median 1.59x 1.71x 1.56x Mean 2.09x 2.30x 1.86x >$500m EV (Informational) athenahealth, Inc. $132.22 83.3% ### $5,396.9 $5,550.6 4.71x ## 4.58x ## 4.15x Benefitfocus, Inc. 26.50 71.4% ### 842.1 907.3 3.59x ## 3.54x ## 3.24x Care.com, Inc. 17.92 85.8% ### 672.1 575.6 3.32x ## 3.31x ## 3.04x HealthEquity, Inc. 44.54 80.5% ### 2,760.5 2,535.4 11.74x ## 11.15x ## 9.09x HMS Holdings Corp. 16.56 79.2% ### 1,422.3 1,582.9 3.18x ## 3.11x ## 2.81x Inovalon Holdings, Inc. 14.85 83.4% ### 2,173.2 1,891.6 4.39x ## 4.18x ## 3.88x Medidata Solutions, Inc. 66.82 77.8% ### 4,408.1 4,010.3 7.58x ## 7.36x ## 6.26x Omnicell, Inc. 51.15 92.3% ### 2,005.5 2,190.3 3.17x ## 3.03x ## 2.71x Vocera Communications, Inc. 27.87 86.5% ### 834.1 767.4 5.01x ## 4.77x ## 4.09x Low 3.17x 3.03x 2.71x High 11.74x 11.15x 9.09x Median 4.39x 4.18x 3.88x Mean 5.19x 5.00x 4.36x Cure $0.13 5.3% $3.3 $101.8 1.30x NA NA Note: No company used for comparative purposes is identical to the Company. 1. Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents. 2. Based on closing prices as of 12/13/17. 3. Based on reported fully-diluted shares. 4. FY 2017E refers to the fiscal year ending December 31, 2017 for all selected companies, except HealthEquity, Inc. and Streamline Health Solutions, Inc., for which it refers to the fiscal year ending January 31, 2018, and Orion Health Group Limited, for which it refers to the fiscal year ending March 31, 2018. 5. FY 2018E refers to the fiscal year ending December 31, 2018 for all selected companies, except HealthEquity, Inc. and Streamline Health Solutions, Inc., for which it refers to the fiscal year ending January 31, 2019, and Orion Health Group Limited, for which it refers to the fiscal year ending March 31, 2019. E refers to Estimated. EV refers to Enterprise Value. LTM refers to the most recently completed 12-month period for which financial information has been made public, other than for the Company, in which case LTM refers to Latest 12 Months. NA refers to not available. Source: Bloomberg, Capital IQ, public filings.

Observed Data – Selected Companies (<$500m EV) Size Leverage [1] Liquidity Historical Growth Projected Growth (LTM Revenue, millions) (Debt to EV as of 12/13/17) (Current Ratio as of Latest Filing) (FY 2014 to FY 2016 Revenue) (FY 2016 to FY 2018E Revenue) Health Insurance Innovations, Inc $232.4 eHealth, Inc. 0.0% eHealth, Inc. 3.0 Castlight Health, Inc. 49.3% Castlight Health, Inc. 27.1% eHealth, Inc. $177.3 Health Insurance Innovations, Inc 0.0% Health Insurance Innovations, Inc 2.6 Health Insurance Innovations, Inc 44.2% Health Insurance Innovations, Inc 21.8% Castlight Health, Inc. $124.3 Castlight Health, Inc. 1.2% NantHealth, Inc. 2.4 Orion Health Group Limited 10.2% NantHealth, Inc. 15.5% Orion Health Group Limited $122.9 Orion Health Group Limited 4.7% Castlight Health, Inc. 1.9 Hooper Holmes, Inc. 9.6% eHealth, Inc. 0.9% NantHealth, Inc. $102.2 Streamline Health Solutions, Inc. 10.3% Orion Health Group Limited 1.2 eHealth, Inc. 2.0% Orion Health Group Limited 0.7% Cure $78.0 NantHealth, Inc. 43.1% Streamline Health Solutions, Inc. 0.7 Streamline Health Solutions, Inc. (1.0%) Streamline Health Solutions, Inc. 0.6% Hooper Holmes, Inc. $40.1 Hooper Holmes, Inc. 52.0% Hooper Holmes, Inc. 0.5 Cure (1.6%) Cure (3.7%) Streamline Health Solutions, Inc. $24.6 ######## Cure 0.5 NantHealth, Inc. NA Hooper Holmes, Inc. NA Historical Profitability Projected Profitability Internal Investment Historical Growth Projected Growth (LTM Adjusted EBITDA to LTM Revenue) (FY 2018E Adjusted EBITDA to Revenue) (LTM Capital Expenditures to LTM Revenue) (FY 2014 to FY 2016 Adjusted EBITDA) (FY 2016 to FY 2018E Adjusted EBITDA) Health Insurance Innovations, Inc 17.1% Health Insurance Innovations, Inc 17.7% Health Insurance Innovations, Inc 0.1% Health Insurance Innovations, Inc 93.1% Health Insurance Innovations, Inc 38.7% Streamline Health Solutions, Inc. (2.5%) Streamline Health Solutions, Inc. 14.4% Streamline Health Solutions, Inc. 0.1% eHealth, Inc. 3.7% NantHealth, Inc. NMF Cure (3.8%) Cure 2.6% Hooper Holmes, Inc. 0.7% Castlight Health, Inc. NMF Castlight Health, Inc. NMF eHealth, Inc. (5.0%) Orion Health Group Limited (0.4%) Cure 0.8% Cure NMF Cure NMF Hooper Holmes, Inc. (15.1%) eHealth, Inc. (1.5%) Orion Health Group Limited 1.0% Hooper Holmes, Inc. NMF Hooper Holmes, Inc. NMF Castlight Health, Inc. (20.3%) Castlight Health, Inc. (3.4%) Castlight Health, Inc. 1.9% Orion Health Group Limited NMF Orion Health Group Limited NMF Orion Health Group Limited (20.5%) NantHealth, Inc. (10.0%) eHealth, Inc. 2.6% Streamline Health Solutions, Inc. NMF Streamline Health Solutions, Inc. NMF NantHealth, Inc. (93.6%) Hooper Holmes, Inc. NA NantHealth, Inc. 10.9% NantHealth, Inc. NA eHealth, Inc. NA Note: No company used for comparative purposes is identical to the Company. 1. Based on public trading prices of common stock. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization and Stock-based Compensation, adjusted for certain non-recurring items. E refers to Estimated. EV refers to Enterprise Value. FY refers to Fiscal Year. LTM refers to the most recently completed 12-month period for which financial information has been made public, other than for the Company, in which case LTM refers to Latest 12 Months. NA refers to not available. NMF refers to not meaningful figure. Source: Bloomberg, Capital IQ, public filings.

Observed Data – Selected Companies (>$500m EV) (Informational) Size Leverage [1] Liquidity Historical Growth Projected Growth (LTM Revenue, millions) (Debt to EV as of 12/13/17) (Current Ratio as of Latest Filing) (FY 2014 to FY 2016 Revenue) (FY 2016 to FY 2018E Revenue) athenahealth, Inc. $1,179.3 HealthEquity, Inc. 0.0% HealthEquity, Inc. 13.0 HealthEquity, Inc. 42.5% HealthEquity, Inc. 25.0% Omnicell, Inc. $690.2 Care.com, Inc. 0.0% Inovalon Holdings, Inc. 5.6 Benefitfocus, Inc. 30.3% Vocera Communications, Inc. 21.2% Medidata Solutions, Inc. $528.8 Vocera Communications, Inc. 0.1% Care.com, Inc. 2.7 Omnicell, Inc. 25.3% Medidata Solutions, Inc. 17.6% HMS Holdings Corp. $498.3 athenahealth, Inc. 5.0% Vocera Communications, Inc. 1.9 Care.com, Inc. 20.9% athenahealth, Inc. 11.2% Inovalon Holdings, Inc. $430.8 Medidata Solutions, Inc. 6.8% athenahealth, Inc. 1.7 athenahealth, Inc. 20.0% Benefitfocus, Inc. 9.6% Benefitfocus, Inc. $252.6 Omnicell, Inc. 8.8% Omnicell, Inc. 1.5 Medidata Solutions, Inc. 17.6% Care.com, Inc. 8.2% HealthEquity, Inc. $215.9 Inovalon Holdings, Inc. 12.9% Medidata Solutions, Inc. 1.3 Vocera Communications, Inc. 15.7% Omnicell, Inc. 8.0% Care.com, Inc. $173.4 Benefitfocus, Inc. 13.2% Benefitfocus, Inc. 1.1 HMS Holdings Corp. 5.1% HMS Holdings Corp. 7.2% Vocera Communications, Inc. $153.1 HMS Holdings Corp. 15.2% HMS Holdings Corp. 0.9 Inovalon Holdings, Inc. 2.3% Inovalon Holdings, Inc. 6.8% Cure $78.0 Cure 0.5 Cure (1.6%) Cure (3.7%) Historical Profitability Projected Profitability Internal Investment Historical Growth Projected Growth (LTM Adjusted EBITDA to LTM Revenue) (FY 2018E Adjusted EBITDA to Revenue) (LTM Capital Expenditures to LTM Revenue) (FY 2014 to FY 2016 Adjusted EBITDA) (FY 2016 to FY 2018E Adjusted EBITDA) HealthEquity, Inc. 36.8% HealthEquity, Inc. 37.5% Care.com, Inc. 0.4% HealthEquity, Inc. 57.6% Vocera Communications, Inc. 114.2% HMS Holdings Corp. 24.7% athenahealth, Inc. 25.6% Cure 0.8% athenahealth, Inc. 28.2% Care.com, Inc. 55.2% Medidata Solutions, Inc. 24.0% Inovalon Holdings, Inc. 25.4% Omnicell, Inc. 1.9% Medidata Solutions, Inc. 19.9% HealthEquity, Inc. 29.0% athenahealth, Inc. 22.2% Medidata Solutions, Inc. 24.7% HealthEquity, Inc. 2.0% HMS Holdings Corp. 7.8% Omnicell, Inc. 21.8% Inovalon Holdings, Inc. 20.0% HMS Holdings Corp. 24.6% Vocera Communications, Inc. 2.1% Omnicell, Inc. 6.9% Medidata Solutions, Inc. 21.7% Care.com, Inc. 11.0% Omnicell, Inc. 17.3% Benefitfocus, Inc. 3.2% Inovalon Holdings, Inc. (18.9%) Inovalon Holdings, Inc. 21.3% Omnicell, Inc. 10.8% Care.com, Inc. 15.9% HMS Holdings Corp. 3.3% Benefitfocus, Inc. NMF athenahealth, Inc. 17.8% Benefitfocus, Inc. 5.5% Vocera Communications, Inc. 10.9% Inovalon Holdings, Inc. 6.0% Cure NMF HMS Holdings Corp. 8.6% Vocera Communications, Inc. 2.6% Benefitfocus, Inc. 9.5% athenahealth, Inc. 7.0% Care.com, Inc. NMF Cure NMF Cure (3.8%) Cure 2.6% Medidata Solutions, Inc. 7.6% Vocera Communications, Inc. NMF Benefitfocus, Inc. NMF Note: No company used for comparative purposes is identical to the Company. 1. Based on public trading prices of common stock. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization and Stock-based Compensation, adjusted for certain non-recurring items. E refers to Estimated. EV refers to Enterprise Value. FY refers to Fiscal Year. LTM refers to the most recently completed 12-month period for which financial information has been made public, other than for the Company, in which case LTM refers to Latest 12 Months. NMF refers to not meaningful figure. Source: Bloomberg, Capital IQ, public filings.

Preliminary Discounted Cash Flow Analysis    Per Company management, utilization of the Company’s NOLs is likely to be limited as a result of recent stock issuances driving significant shifts in the Company’s equity ownership base. Company management, together with the Company’s tax advisors, is in the process of quantifying annual limitations on the utilization of the Company’s NOLs.    For conservatism, the preliminary discounted cash flow analysis shown below assumes a tax rate of 0%.    This tax rate is under further review and could increase (even net of NOLs), which would result in a decrease in the implied enterprise value ranges shown below.    (dollars in millions) Projected FYE December 31, 2018E 2019E 2020E 2021E 2022E 2023E Implied Perpetual Billings [1] $81.3 $78.3 $83.9 $94.4 $106.2 $122.1 Growth Rate [3] Growth % 14.5% (3.7%) 7.2% 12.5% 12.5% 15.0% Discount Rate 1.25x 1.50x 1.75x Less: Cash Expenses 74.3 70.5 73.3 78.8 85.1 93.6 18.0% 0.4% 2.9% 4.8% Cash EBITDA [2] $7.0 $7.8 $10.6 $15.6 $21.1 $28.5 19.0% 1.1% 3.7% 5.7% Margin % 8.6% 10.0% 12.6% 16.5% 19.9% 23.3% 20.0% 1.9% 4.6% 6.5% Less: Taxes at 0.0% [2] 0.0 0.0 0.0 0.0 0.0 0.0 21.0% 2.7% 5.4% 7.4% Less: Change in Net Working Capital 2.5 0.0 2.0 3.0 4.0 5.0 22.0% 3.5% 6.2% 8.2% Less: Capital Expenditures 0.8 1.0 1.1 1.3 1.5 1.8 Unlevered Free Cash Flows $3.7 $6.8 $7.5 $11.3 $15.6 $21.7 Present Value PV of Terminal Value of Cash Flows as a Multiple of Implied Enterprise Value PV of Terminal Value (2018E—2023E) 2023E Billings as a % of Enterprise Value Discount Rate 1.25x 1.50x 1.75x 1.25x 1.50x 1.75x Discount Rate 1.25x 1.50x 1.75x 18.0% $36.1 $56.6 $67.9 $79.2 $92.7 $104.0 $115.3 18.0% 61.0% 65.3% 68.7% 19.0% $35.1 $53.8 $64.5 $75.3 $88.8 $99.6 $110.4 19.0% 60.5% 64.8% 68.2% 20.0% $34.1 + $51.1 $61.4 $71.6 = $85.2 $95.4 $105.7 20.0% 60.0% 64.3% 67.7% 21.0% $33.1 $48.6 $58.4 $68.1 $81.8 $91.5 $101.2 21.0% 59.5% 63.8% 67.3% 22.0% $32.2 $46.3 $55.6 $64.8 $78.5 $87.8 $97.0 22.0% 59.0% 63.3% 66.8%    Note: The figures shown above do not include stock-based compensation expense (or equivalents), as such projections remain subject to further review, per Company management. Note: Present values as of 12/31/17; mid-year convention applied. 1. Per Company management, Billings is expected to approximate revenue in the long-term. 2. Tax rate assumed to be 0.0%. 3. Implied from corresponding discount rate and 2023E Billings multiple; shown for informational purposes. E refers to Estimated. EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, and is shown above on a “cash only” basis (does not reflect deferred revenue or deferred costs). FYE refers to Fiscal Year End. PV refers to Present Value. Source: Company management.

Page 1. Overview 3 2. Preliminary Financial Analyses 8 3. Appendices (Informational) 18 Weighted Average Cost of Capital 19 Illustrative Selected Transactions 23 Certain Observations 25 4. Disclaimer 33

Page 1. Overview 3 2. Preliminary Financial Analyses 8 3. Appendices (Informational) 18 Weighted Average Cost of Capital 19 Illustrative Selected Transactions 23 Certain Observations 25 4. Disclaimer 33

Preliminary Weighted Average Cost of Capital Summary (dollars in millions) Debt to Debt Preferred Preferred Equity Market Preferred Equity Market Total Equity Market to Total Stock to Equity Stock to Total Value to Total Selected Company Debt [1] Stock [2] Value [3] Capitalization [4] Value Capitalization Market Value Capitalization Capitalization <$500m EV Castlight Health, Inc. $5.4 # $0.0 # $519.2 # $524.6 # 1.0% # 1.0% # 0.0% # 0.0% # 99.0% # eHealth, Inc. 0.0 # 0.0 # 332.6 # 332.6 # 0.0% # 0.0% # 0.0% # 0.0% # 100.0% # Health Insurance Innovations, Inc. 0.0 # 0.0 # 344.3 # 344.3 # 0.0% # 0.0% # 0.0% # 0.0% # 100.0% # Hooper Holmes, Inc. 19.8 # 0.0 # 19.8 # 39.6 # 99.7% # 49.9% # 0.0% # 0.0% # 50.1% # NantHealth, Inc. 194.3 # 0.0 # 330.4 # 524.7 # 58.8% # 37.0% # 0.0% # 0.0% # 63.0% # Orion Health Group Limited 5.5 # 0.0 # 121.6 # 127.1 # 4.5% # 4.3% # 0.0% # 0.0% # 95.7% # Streamline Health Solutions, Inc. 4.6 # 8.8 # 33.4 # 46.9 # 13.9% # 9.9% # 26.5% # 18.9% # 71.2% # Median $5.4 $0.0 $330.4 $332.6 4.5% 4.3% 0.0% 0.0% 95.7% Mean $32.8 $1.3 $243.0 $277.1 25.4% 14.6% 3.8% 2.7% 82.7% >$500m EV (Informational) athenahealth, Inc. $276.4 # $0.0 # $5,396.9 # $5,673.3 # 5.1% # 4.9% # 0.0% # 0.0% # 95.1% # Benefitfocus, Inc. 119.8 # 0.0 # 842.1 # 961.9 # 14.2% # 12.5% # 0.0% # 0.0% # 87.5% # Care.com, Inc. 0.0 # 0.0 # 672.1 # 672.1 # 0.0% # 0.0% # 0.0% # 0.0% # 100.0% # HealthEquity, Inc. 0.0 # 0.0 # 2,760.5 # 2,760.5 # 0.0% # 0.0% # 0.0% # 0.0% # 100.0% # HMS Holdings Corp. 240.0 # 0.0 # 1,422.3 # 1,662.3 # 16.9% # 14.4% # 0.0% # 0.0% # 85.6% # Inovalon Holdings, Inc. 244.0 # 0.0 # 2,173.2 # 2,417.2 # 11.2% # 10.1% # 0.0% # 0.0% # 89.9% # Medidata Solutions, Inc. 0.0 # 0.0 # 4,408.1 # 4,408.1 # 0.0% # 0.0% # 0.0% # 0.0% # 100.0% # Omnicell, Inc. 192.3 # 0.0 # 2,005.5 # 2,197.8 # 9.6% # 8.8% # 0.0% # 0.0% # 91.2% # Vocera Communications, Inc. 0.8 # 0.0 # 834.1 # 834.8 # 0.1% # 0.1% # 0.0% # 0.0% # 99.9% # Median $119.8 $0.0 $2,005.5 $2,197.8 5.1% 4.9% 0.0% 0.0% 95.1% Mean $119.3 $0.0 $2,279.4 $2,398.7 6.3% 5.6% 0.0% 0.0% 94.4% All Selected Companies Median $5.4 $0.0 $753.1 $753.5 4.8% 4.6% 0.0% 0.0% 95.4% Mean $81.4 $0.6 $1,388.5 $1,470.5 14.7% 9.6% 1.7% 1.2% 89.3%    Note: No company is identical to the Company. 1. Debt amount based on most recent public filing as of December 13, 2017. 2. Preferred stock amount as stated in most recent public filing as of December 13, 2017. 3. Equity market value based on closing price on December 13, 2017 and on reported fully-diluted shares as of December 13, 2017. 4. Total capitalization equal to equity market value + debt outstanding + preferred stock. EV refers to Enterprise Value. Source: Bloomberg, Capital IQ, public filings.

Preliminary Weighted Average Cost of Capital Summary (cont.) (dollars in millions) Levered Unlevered Equity Risk Size Cost of Cost of Cost of Preferred Selected Company Beta [1] Beta [2] Premium [3] Premium [4] Equity [5] Debt [6] Stock [7] WACC [8] <$500m EV Castlight Health, Inc. 1.74 # 1.72 # 6.0% 2.7% 15.7% # 3.3% # NA 15.5% 0 eHealth, Inc. 1.92 # 1.92 # 6.0% 2.7% 16.7% # NA NA 16.7% 0 Health Insurance Innovations, Inc. 1.31 * 1.31 * 6.0% 2.7% 13.1% * NA NA 13.1% * Hooper Holmes, Inc. 1.28 * 0.64 * 6.0% 5.6% 15.8% * 11.7% # NA 13.8% * NantHealth, Inc. 2.08 * 1.31 * 6.0% 2.7% 17.7% * 5.2% # NA 13.1% * Orion Health Group Limited 0.67 * 0.64 * 6.0% 5.6% 12.2% * NA NA 11.6% * Streamline Health Solutions, Inc. 0.29 * 0.21 * 6.0% 5.6% 9.9% * 6.6% # NA NA * Median 1.83 1.82 16.2% 5.9% NA 16.1% Mean 1.83 1.82 16.2% 6.7% NA 16.1% >$500m EV (Informational) athenahealth, Inc. 1.26 # 1.20 # 6.0% 1.0% 11.1% # 1.6% # NA 10.6% 0 Benefitfocus, Inc. 1.63 # 1.43 # 6.0% 2.1% 14.4% # 5.3% # NA 13.3% 0 Care.com, Inc. 1.55 # 1.55 # 6.0% 2.1% 13.9% # NA * NA 13.9% 0 HealthEquity, Inc. 1.66 # 1.66 # 6.0% 1.5% 14.0% # NA * NA 14.0% 0 HMS Holdings Corp. 1.20 # 1.03 # 6.0% 1.7% 11.5% # 3.3% # NA 10.3% 0 Inovalon Holdings, Inc. 0.90 # 0.81 # 6.0% 1.7% 9.6% # 2.5% # NA 8.9% 0 Medidata Solutions, Inc. 1.63 # 1.63 # 6.0% 1.0% 13.3% # NA * NA 13.3% 0 Omnicell, Inc. 1.06 # 0.96 # 6.0% 1.7% 10.6% # 1.9% # NA 9.8% 0 Vocera Communications, Inc. 0.50 * 0.50 * 6.0% 2.1% 7.6% * NA * NA 7.6% * Median 1.41 1.31 12.4% 2.5% NA 12.0% Mean 1.36 1.28 12.3% 2.9% NA 11.8% All Selected Companies Median 1.59 1.49 13.6% 3.3% NA 13.3% Mean 1.45 1.39 13.1% 4.6% NA 12.7%    Note: No company is identical to the Company. 1. Based on actual beta per Bloomberg as of December 13, 2017. 2. Unlevered Beta = Levered Beta / (1 + ((1 – Tax Rate) * (Debt to Equity Market Value)) + (Preferred Stock to Equity Market Value)). 3. Based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials. 4. 2017 Duff & Phelps Valuation Handbook, Appendix 3 and Exhibit 4.7 (“Handbook”). 5. Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk Free Rate of Return as of December 13, 2017, based on 20-year U.S. Treasury Bond Yield. 6. Based on selected company weighted average interest rate per most recent public filings. 7. Based on selected company weighted average preferred dividend per most recent public filings. 8. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred * Preferred Stock to Total Capitalization). See next page for tax rate assumption. EV refers to Enterprise Value. NA refers to not available. * Not included in median and mean data given low R2 correlations (beta indications are not meaningful). Source: Bloomberg, Capital IQ, public filings.

Preliminary Weighted Average Cost of Capital Summary (cont.) Market Capital Structure Cost of Equity for Assumptions Assumptions Computed WACC Risk-Free Rate of Return [1] 2.56% Debt to Total Capitalization [5] 4.6% Selected Unlevered Beta [6] 1.49 Equity Risk Premium [2] 6.00% Preferred Stock to Total Capitalization [5] 0.0% Computed Levered Beta [7] 1.56 Size Premium [3] 8.64% Equity Market Value to Total Capitalization [5] 95.4% Cost of Equity [8] 20.6% Tax Rate [4] 0.00% Debt to Equity Market Value 4.8% Preferred Stock to Equity Market Value 0.0% Cost of Debt [5] 3.3% Cost of Preferred Stock [5] NA Company Specific Decile Beta 0.00 Computed Weighted Average Cost of Capital [9] 19.8% Selected Weighted Average Cost of Capital Range 18.0% — 22.0%    1. Risk-Free Rate of Return as of December 13, 2017, based on 20-year U.S. Treasury Bond Yield. 2. Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.    3. Handbook. 4. Per Company management. 5. Based on review of corresponding metrics of selected companies listed on previous pages. 6. Based on review of selected companies’ unlevered betas listed on previous pages. 7. Computed Levered Beta = Selected Unlevered Beta * (1 + ((Debt to Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions. 8. Cost of Equity = Risk Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions. 9. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Stock * Preferred Stock to Total Capitalization). Based on “Cost of Equity for Computed WACC” and Market and Capital Structure Assumptions. NA refers to not available. Source: Bloomberg, Capital IQ, public filings.

Page 1. Overview 3 2. Preliminary Financial Analyses 8 3. Appendices (Informational) 18 Weighted Average Cost of Capital 19 Illustrative Selected Transactions 23 Certain Observations 25 4. Disclaimer 33

Preliminary Selected Transactions Overview (Illustrative) (dollars in millions) Transaction Adjusted Transaction Value / EBITDA Announced Effective Target Acquiror Value [1] Revenue Revenue [2] Margin % [2] 8/11/17 8/11/17 RemitDATA Inc. eSolutions, Inc. NA N NA N NA A NA NA 3/13/17 4/18/17 Eliza Corporation [3] HMS Holdings Corp. $172.0 # $35.0 # 4.91x # NA NA 1/4/17 4/3/17 Jiff, Inc. [4] Castlight Health, Inc. $155.0 # $25.0 # 6.20x # NA NA 2/18/16 4/7/16 Truven Holding Corp. IBM Watson Health $3,578.6 # $610.7 # 5.86x # 24.5% 0.245078264 2/22/16 4/4/16 Brightree LLC ResMed Corp. $800.0 # $113.2 # 7.07x # 37.3% 0.373279815 New Mountain Capital, LLC; New 12/18/15 12/18/15 Aeneas Buyer Corp. $225.0 # NA N NA A NA NA Mountain Partners IV, L.P. 10/30/15 1/4/16 HealthFusion Holdings, Inc. [5] Quality Systems, Inc. $173.1 # $25.0 # 6.93x # 22.0% 0.21977819 10/29/15 1/5/16 Aesynt Incorporated Omnicell International, Inc. $275.0 # $182.0 # 1.51x # 11.0% 0.109890182 8/24/15 9/1/15 Avalere Health LLC Inovalon Holdings, Inc. $131.2 # $49.5 # 2.65x # NMF NMF 7/6/15 8/12/15 Altegra Health, Inc. MediFAX-EDI Holding Company, Inc. $910.0 # $211.8 # 4.30x # 27.4% 0.274377593 Emdeon Inc. (nka:Change 11/19/14 11/25/14 Change Healthcare Corporation $185.0 # NA N NA A NA NA Healthcare Holdings, Inc.) 11/3/14 11/25/14 bswift, LLC Aetna Inc. $400.0 # NA N NA A NA NA 11/22/13 11/22/13 Liazon Corporation Towers Watson & Co. $215.0 # NA N NA A NA NA Low $131.2 $25.0 1.51x 11.0% High $3,578.6 $610.7 7.07x 37.3% Median $220.0 $81.4 5.39x 24.5% Mean $601.7 $156.5 4.93x 24.4%    Note: No company is identical to the Company, and no transaction is identical to the Transaction. 1. Transaction Value refers to the implied enterprise value of target company based on announced transaction equity price and other public information available at the time of announcement. 2. Based on reported metric for most recent LTM period prior to announcement of transaction. 3. Eliza Corporation revenue represents estimated 2017 figure, per HMS Holdings Corp. press release dated April 18, 2017. 4. Jiff, Inc. revenue represents FY 2017 revenue earnout target of $25.0 million, per Castlight Health, Inc. Form 8-K filed on January 4, 2017. 5. HealthFusion Holdings, Inc. transaction value is on a pre-earnout basis, and revenue is representative of FY 2014, per HealthFusion Holdings, Inc. Form 8-K dated March 11, 2016. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items. LTM refers to most recently completed 12-month period for which financial information has been made public. NA refers to not available. NMF refers to not meaningful figure. Source: Capital IQ, public filings.

Page 1. Overview 3 2. Preliminary Financial Analyses 8 3. Appendices (Informational) 18 Weighted Average Cost of Capital 19 Illustrative Selected Transactions 23 Certain Observations 25 4. Disclaimer 33

Capital Structure Projected Debt and Preferred Stock Detail as of December 31, 2017 ¹ (dollars in millions) Amount Interest / Dividend Outstanding Rate Notes Lender / Holder Maturity Revolving Credit Facility $0.0 12.25% 9.75% cash plus 2.50% PIK Wells Fargo 6/8/2021 Senior Term Loan 32.6 10.30% 7.80% cash plus 2.50% PIK Wells Fargo 6/8/2021 Total Debt $32.6 Series A Preferred Stock ² $58.9 7.50% PIK â´ FP—96.2%, Chrysalis—3.8% Redeemable 2023 Series B Preferred Stock ³ 19.7 15.00% PIK â´ FP—94.3%, Chrysalis—5.7% Redeemable 2023 Total Preferred Stock $78.6 Total Debt and Preferred Stock $111.2    1. Per Company management. 2. Represents liquidation preference of $52.0 million plus projected accrued dividends as of 12/31/17 of $6.9 million, per Company management. 3. Represents liquidation preference of $17.5 million plus projected accrued dividends as of 12/31/17 of $2.2 million, per Company management. 4. The Company may elect to pay in cash following the second anniversary of issuance. Source: Company management, public filings.

Company Ownership Profile Common Equity (Estimated as of 12/31/2017) As-Converted (Estimated as of 12/31/2017) 1) 57.3%—Francisco Partners Management LLC 1) 17.9%—Great Point Partners, LLC 2) 17.4%—Chrysalis Ventures 2) 10.7%—Chrysalis Ventures II, L.P. 3) 15.7%—Francisco Partners Management LLC 4) 5.9%—Rahim, Ahsan 3) 8.6%—Great Point Partners I, LP 5) 1.3%—Vanguard 41.8%—Other 23.4%—Other Series A Preferred Stock Series B Preferred Stock Chrysalis Chrysalis Ventures II, L.P. Ventures II, L.P. 3.8% 5.7% Francisco Francisco Partners Partners Management Management LLC LLC 96.2% 94.3%    Source: Company management, public filings, Capital IQ.

Summary of Historical Stock Price Performance A Shelf Registration Announced 1H 2015 2H 2015 B • Company reports positive Series A Preferred Stock Issuance Announced $16.00 earnings post-IPO • Company announces State Exchange business winding down C Series B Preferred Stock Issuance Announced • Management revises FY 2015 $14.00 guidance downward Company announces intention to delist from D • Company starts experiencing liquidity NASDAQGM constraints by end of 2015 $12.00 2016 • Company experiences weakness in under-65 business due to softness in demand and Price $10.00 inability to execute on sales strategy 2017 • Management revises FY 2016 revenue and • Company management tempers adjusted EBITDA guidance downward mid-year expectations for 2017 and Stock $8.00 from $100mm-$115mm to $85mm-$88mm (revenue) and from $10.5mm-$12mm to $0mm- implements significant cost reduction initiatives (run-rate $2mm (adjusted EBITDA); actual reported 2016 savings of ~$15mm) revenue and adjusted EBITDA was $81.9mm Closing $6.00 and $(13.6)mm, respectively • Commercial segment experiences continued macro headwinds (IFPs), • Company faces significant liquidity shortfall by while Medicare business benefits end of 2016 from macro tailwinds $4.00 A B $2.00 C D $0.00    Source: Capital IQ, Company management, Wall Street Research.

Recent Stock Trading History High: $0.31, Volume-Weighted Average Stock Prices $0.35 10/27/2017 $4.00 Since Delisting Prior to Delisting $0.30 11/20/2017 A B Last 30-Days All Three-Months Six-Months Nine-Months One-Year $0.25 $3.50 $0.21 $0.23 $0.72 $0.72 $0.96 $1.09 $0.20 $0.15 $3.00 $0.10 E $0.05 Low: $0.12, C 12/6/2017 $2.50 F $0.00 10/27 11/3 11/10 11/17 11/24 12/1 12/8 $2.00 $1.50 D $1.00 Closing Stock Price G $0.50 (12/13/17): $0.13 $0.00 Dec-15 Feb-16 Apr-16 Jun-16 Aug-16 Nov-16 Jan-17 Mar-17 May-17 Jul-17 Oct-17 Dec-17 Historical Stock Price Current Stock Price (12/13/17) Selected Events Event Date Comment Event Date Comment Company files $50 million shelf registration with no disclosed plan Company reports Q2 2016 earnings – lowers FY 2016 revenue A 1/8/16 E 8/8/16 guidance by ~$15-20 million and adjusted EBITDA guidance by for use of proceeds ~$10 million Company reports FY 2015 earnings and announces $52 million Company reports FY 2016 earnings – adjusted EBITDA decreased B 3/14/16 Series A Preferred Stock investment from Francisco Partners and by ~$22 million compared to FY 2015; FY 2017 guidance of ~10% Chrysalis Ventures F 3/14/17 decline in revenue and negative adjusted EBITDA; Company also Company reports Q1 2016 earnings – revenue and adjusted announces $17.5 million Series B Preferred Stock investment led C 5/9/16 EBITDA both decreased year-over-year and were below Wall by Francisco Partners Street analyst consensus estimates Company announces acquisition of ConnectedHealth, LLC, a Company announces intention to voluntarily delist from Nasdaq D 6/7/16 G 10/20/17 leading benefits technology company Global Market exchange and list on OTCQX Market Source: Capital IQ, Company management, Wall Street Research.

Relative Stock Price Performance Since Cure IPO 180.0% 12/12/2014—12/13/2017 Cure (98.5%) 160.0% eHealth, Inc. (31.5%) S&P 500 33.0% 140.0% Selected Companies <$500m EV¹ (7.2%) Selected Companies >$500m EV² (Informational) 2.0% 120.0% 100.0% 80.0% 60.0% 40.0% 20.0% 0.0% 12/12/2014 4/12/2015 8/12/2015 12/12/2015 4/12/2016 8/12/2016 12/12/2016 4/12/2017 8/12/2017 12/12/2017 1. Includes Castlight Health, Inc.; eHealth, Inc.; Health Insurance Innovations, Inc.; Hooper Holmes, Inc.; NantHealth, Inc.; Orion Health Group Limited and Streamline Health Solutions, Inc. Index constructed using free-float adjusted market-capitalization weighting. 2. Includes athenahealth, Inc.; Benefitfocus, Inc.; Care.com, Inc.; HealthEquity, Inc.; HMS Holdings Corp.; Inovalon Holdings, Inc.; Medidata Solutions, Inc.; Omnicell, Inc. and Vocera Communications, Inc. Index constructed using free-float adjusted market-capitalization weighting. EV refers to Enterprise Value. Source: Capital IQ.

Relative Stock Price Performance Last 12 Months 12/13/2016—12/13/2017 300.0% Cure (92.5%) eHealth, Inc. 70.1% S&P 500 17.2% 250.0% Selected Companies <$500m EV¹ 62.4% Selected Companies >$500m EV² (Informational) 35.6% 200.0% 150.0% 100.0% 50.0% 0.0% 12/13/2016 2/13/2017 4/13/2017 6/13/2017 8/13/2017 10/13/2017 12/13/2017 1. Includes Castlight Health, Inc.; eHealth, Inc.; Health Insurance Innovations, Inc.; Hooper Holmes, Inc.; NantHealth, Inc.; Orion Health Group Limited and Streamline Health Solutions, Inc. Index constructed using free-float adjusted market-capitalization weighting. 2. Includes athenahealth, Inc.; Benefitfocus, Inc.; Care.com, Inc.; HealthEquity, Inc.; HMS Holdings Corp.; Inovalon Holdings, Inc.; Medidata Solutions, Inc.; Omnicell, Inc. and Vocera Communications, Inc. Index constructed using free-float adjusted market-capitalization weighting. EV refers to Enterprise Value. Source: Capital IQ.

Float and Trading Data Average Daily Average Daily Average Daily Average Daily Public Float Basic Shares Public Float / Volume / Volume / Selected Company Volume [1] Value [2] Estimate Outstanding Shares Outstanding Public Float Shares Out <$500m EV Castlight Health, Inc. 0.3 $1.2 60.9 133.7 45.5% 0 0.5% 0 0.2% 0 eHealth, Inc. 0.1 3.1 13.0 18.6 69.9% 1 1.0% 0 0.7% 0 Health Insurance Innovations, Inc. 0.9 19.6 7.7 12.6 61.3% 1 11.9% 0 7.3% 0 Hooper Holmes, Inc. 0.0 0.0 22.7 26.8 84.7% 1 0.1% 0 0.1% 0 NantHealth, Inc. 0.2 0.7 18.7 107.0 17.5% 0 1.0% 0 0.2% 0 Orion Health Group Limited 0.0 0.0 64.6 196.5 32.9% 0 0.1% 0 0.0% 0 Streamline Health Solutions, Inc. 0.3 0.4 9.8 20.0 48.8% 0 2.9% 0 1.4% 0 Low 17.5% 0.1% 0.0% High 84.7% 11.9% 7.3% Median 48.8% 1.0% 0.2% Mean 51.5% 2.5% 1.4% >$500m EV (Informational) athenahealth, Inc. 0.5 $65.4 39.5 40.0 98.6% # 1.3% 0 1.3% # Benefitfocus, Inc. 0.2 5.4 23.0 31.3 73.5% # 0.8% 0 0.6% # Care.com, Inc. 0.3 5.2 17.5 30.1 58.1% # 1.8% 0 1.0% # HealthEquity, Inc. 0.5 24.5 52.4 60.7 86.3% # 0.9% 0 0.8% # HMS Holdings Corp. 0.7 13.3 82.5 84.1 98.1% # 0.9% 0 0.9% # Inovalon Holdings, Inc. 0.5 7.6 61.3 145.9 42.0% # 0.8% 0 0.3% # Medidata Solutions, Inc. 0.6 40.5 56.3 56.7 99.4% # 1.0% 0 1.0% # Omnicell, Inc. 0.2 12.4 36.8 37.9 97.0% # 0.7% 0 0.7% # Vocera Communications, Inc. 0.2 4.7 27.0 29.2 92.3% # 0.6% 0 0.6% # Low 42.0% 0.6% 0.3% High 99.4% 1.8% 1.3% Median 92.3% 0.9% 0.8% Mean 82.8% 1.0% 0.8% All Selected Companies Low 17.5% 0.1% 0.0% High 99.4% 11.9% 7.3% Median 71.7% 0.9% 0.7% Mean 69.1% 1.6% 1.1% Cure [3] 0.1 $0.1 9.9 23.0 43.1% 1.3% 0.5% 1. Shares in millions based on 90-day average trading activity as of December 13, 2017. 2. Dollars in millions based on 90-day average trading activity as of December 13, 2017. 3. Public float for Cure represents total common shares outstanding of 23.0 million, less the number of shares held by Great Point Partners (4.1 million), Chrysalis Ventures (4.0 million),    Francisco Partners (3.6 million) and Ahsan Rahim (1.4 million). EV refers to Enterprise Value. Source: Bloomberg, Capital IQ.

Page 1. Overview 3 2. Preliminary Financial Analyses 8 3. Appendices (Informational) 18 4. Disclaimer 33

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